Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2025, with respect to the consolidated financial statements included in the Annual Report of Zoomcar Holdings Inc. on Form 10K for the year ended March 31, 2025.

We hereby consent to the incorporation by reference of said report in the Registration Statement of Zoomcar Holdings Inc. on Form S-8 (File No.333-284814).

/s/ GRANT THORNTON BHARAT LLP

Gurugram, India
June 30, 2025